As filed with the Securities and Exchange Commission on July 1, 1998

                                   Securities Act Registration No. 333-_________


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         FORM S-8 REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                      ST. MARY LAND & EXPLORATION COMPANY
             (Exact Name of Registrant as Specified in its Charter)

        Delaware                      1311                       41-0518430
 (State or Other Juris-       (Standard Industrial           IRS Employer Iden-
diction of Incorporation)         Code Number)               tification Number)

                         1776 Lincoln Street, Suite 1100
                             Denver, Colorado 80203
                                 (303) 861-8140
                              fax: (303) 861-0934
          (Address, Including Zip Code, and Telephone Number, Including
             Area Code, of Registrant's Principal Executive Offices)

                       St. Mary Land & Exploration Company
                          Employee Stock Purchase Plan
                            (Full Title of the Plans)

           Mark A. Hellerstein, President and Chief Executive Officer
                         1776 Lincoln Street, Suite 1100
                             Denver, Colorado 80203
                                 (303) 861-8140
                              fax: (303) 861-0934
            (Name, Address and Telephone Number of Agent for Service)

                                   Copies to:

                             Roger V. Davidson, Esq.
                             Andrew L. Pidcock, Esq.
                  Cohen Brame & Smith Professional Corporation
                         1700 Lincoln Street, Suite 1800
                             Denver, Colorado 80203
                                 (303) 837-8800
                               fax: (303) 894-0475
________________________________________________________________________________

                         CALCULATION OF REGISTRATION FEE
________________________________________________________________________________

Title of Each Class Proposed Maximum Proposed Maximum  Aggregate    Amount of
  of Securities to    Amount to be   Offering Price    Offering    Registration
   be Registere        Registered      Per Share       Price (1)       Fee
------------------- ---------------- ---------------- ----------- -------------
 $.01 par value         500,000        $24.75(2)      $12,375,000    $4,195
  common  stock        shares (1)                         (1)
________________________________________________________________________________

(1) The number of shares of common stock set forth is the maximum allowed in aggregate of shares available for issuance under the Employee Stock Purchase Plan. This Registration Statement also covers an indeterminate number of additional shares as may be issuable under the Plan by reason of adjustments in the number of shares covered thereby as described in the Plan and Prospectus.

(2) For the purpose of computing the registration fee only, the price shown is based upon the price of $24.75 per share, the closing bid for the Registrant's common stock on the Nasdaq National Market System on June 26, 1998 in accordance with Rule 457(c).

Approximate date of offering hereunder: as soon as practicable after the effective date of this Registration Statement. Pursuant to Rule 416(a) of the General Rules and Regulations under the Securities Act of 1933, as amended, the Prospectus which is a part of this Registration Statement shall cover such additional securities as may be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

The Exhibit Index appears on page 7 of the  sequentially  numbered pages of this
Registration  Statement.   This  Registration  Statement,   including  exhibits,
contains 19 pages.


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

PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

     The Company's definitive Proxy Statement dated April 16, 1998, and the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 and the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1998, which have been filed by the Company with the Commission, are incorporated herein by reference. All other reports or documents filed by the Company pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the above-mentioned definitive Proxy Statement and Annual Report on Form 10-K are also incorporated herein by reference. All other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be a part hereof from the date of filing of such documents.

     The class of securities to be offered pursuant to this Registration Statement is the Company's common stock, par value $.01 per share, which is registered under Section 12. The description of the Company's common stock is contained in the Company's Registration Statement filed pursuant to Section 12 of the Securities Exchange Act of 1934 and is incorporated herein by reference, including any subsequent amendments or reports filed for the purpose of updating such description.

Item 4. Description of Securities

     The class of securities to be offered is registered under Section 12 and described under Item 3.

Item 5. Interests of Named Experts and Counsel

     Named experts and counsel do not have a substantial interest, direct or indirect, in the Company or any of its parents or subsidiaries and were not connected with the Company or any of its parents or subsidiaries as a promoter, managing underwriter (or any principal underwriter), voting trustee, director, officer or employee.

Item 6. Indemnification of Directors and Officers

     Directors, officers or employees of the Company or persons serving at its request as directors, officers or employees of another corporation or enterprise are entitled to indemnification as provided in the Certificate of Incorporation of the Company, which provides for indemnification to the fullest extent permitted under the Delaware General Corporation Law. These provisions are broad enough to permit indemnification of such persons from liabilities arising under the Securities Act of 1933.

Item 7. Exemption from Registration Claimed

     Not applicable.

Item 8. Exhibits

     Reference is made to the Exhibit Index appearing on Page 7.


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

Item 9. Undertakings

     The undersigned Registrant hereby undertakes:

          (1) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     The undersigned Registrant hereby undertakes that prior to any public reoffering of the securities registered hereunder through the use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

     The Registrant undertakes that every prospectus (i) that is filed pursuant to the paragraph immediately preceding, or (ii) that purports to meet the requirements of section 10(a)3 of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     In the event that an appendix is utilized by the undersigned Registrant to update information in the prospectus, the undersigned issuer hereby undertakes:
(a) to provide individuals who have already received copies of the prospectus with a copy of any such current appendix, (b) to furnish an additional prospectus, upon request, to anyone who has misplaced or discarded the old copy,
(c) to supply new participants in the plan with both the prospectus and a current appendix, and (d) to file copies of such appendices with the Commission in accordance with Rule 424(c).

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8, and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of Denver, Colorado on the 30th day of June, 1998.

                                            ST. MARY LAND & EXPLORATION COMPANY


                                            By: /s/ MARK A. HELLERSTEIN
                                                -------------------------------
                                                Mark A. Hellerstein, President
                                                and Chief Executive Officer

                                POWER OF ATTORNEY

     Each person whose individual signature appears below hereby constitutes and appoints Mark A. Hellerstein as his true and lawful attorney-in-fact with full power of substitution to execute in the name and on behalf of such person, individually and in each capacity stated below, and to file, any and all amendments to this Registration Statement, including any and all post-effective amendments.

     In accordance with the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 was signed by the following persons in the capacities and on the dates indicated.

           Signature                Title                         Date
           ---------                -----                         ----

/s/ THOMAS E. CONGDON          Chairman of the Board of         June 30, 1998
Thomas E. Congdon              Directors and Director

/s/ MARK A. HELLERSTEIN        President and Chief Executive    June 30, 1998
Mark A. Hellerstein            Officer and Director

/s/ RONALD D. BOONE            Executive Vice-President, Chief  June 30, 1998
Ronald D. Boone                Operating Officer and Director

/s/ RICHARD C. NORRIS          Vice-President, Treasurer and    June 30, 1998
Richard C. Norris              Chief Accounting Officer

/s/ DAVID L. HENRY             Vice-President and Chief         June 30, 1998
David L. Henry                 Financial Officer

/s/ LARRY W. BICKLE            Director                         June 30, 1998
Larry W. Bickle

/s/ DAVID C. DUDLEY            Director                         June 30, 1998
David C. Dudley

/s/ RICHARD C. KRAUS           Director                         June 30, 1998
Richard C. Kraus

           Signature                Title                         Date
           ---------                -----                         ----

/s/ JAMES NICHOLSON            Director                         June 30, 1998
R. James Nicholson

/s/ AREND J. SANDBULTE         Director                         June 30, 1998
Arend J. Sandbulte

/s/ JOHN M. SEIDL              Director                         June 30, 1998
John M. Seidl

                               EXHIBIT INDEX

     The following exhibits are filed as part of this Registration Statement:


Exhibit No.                  Description                     Sequential Page No.
-----------                  -----------                     -------------------

4.1            St. Mary Land & Exploration Company Employee                   8
               Stock Purchase Plan

5.1            Opinion of Cohen Brame & Smith Professional                   17
               Corporation

23.1           Consent of Arthur Andersen LLP, independent                   18
               public accountants

23.2           Consent of Coopers & Lybrand L.L.P., independent              19
               accountants

23.3           Consent of Cohen Brame & Smith Professional                   17
               Corporation (included in exhibit 5.1)

24.1           Power of Attorney (included in Part II of this                5
               Registration Statement)



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